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                         EXHIBIT INDEX

Exhibit No.    Exhibit

    99.1 Press Release of Bolt Technology Corporation, dated October 5, 1998.


For Immediate Release
Contact: Alan Levy (203) 853-0700



                    BOLT ANNOUNCES STOCK REPURCHASE PROGRAM
                    ---------------------------------------



NORWALK, CT., October 5, 1998 - Bolt Technology Corporation (AMEX: BTJ) today announced that its board of directors has approved a stock repurchase program under which the company is authorized to buy up to 500,000 shares of its common stock in open market or private transactions.

Raymond M. Soto, Chairman, President and CEO said "We have implemented this program because Bolt's board and management believe the recent price of its shares reflect value below the company's current financial performance."

The Company expects to report the results of operation for the first quarter of fiscal 1999 on October 12, 1998.

Bolt Technology Corporation develops, manufactures and sells the world's leading Seismic Energy Sources used in the offshore seismic exploration for oil and gas and through its subsidiary, Custom Products Corporation, designs, manufactures and sells precision mechanical and pneumatic slip clutches.



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